Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 27, 2023, with respect to the consolidated financial statements of Korro Bio, Inc. included in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-273490) and related Proxy Statement/Prospectus of Frequency Therapeutics, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

September 28, 2023